                                                                      Exhibit 11


                             ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Board of Directors of the ICM/Isabelle Small-Cap Value Fund:


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made as part of this registration statement.



                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 13, 1998